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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    As an independent public accountant, I hereby consent to the use of my report (and to all references made to my firm) included in or made a part of this Form 10-SB.



                                       /s/ David E. Coffey
                                       ------------------------------
                                       David E. Coffey, C.P.A.

August 5, 1998
Las Vegas, Nevada